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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is entered into as of November 1, 2002 (the "Effective Date"), between SCB Computer Technology, Inc., a Tennessee corporation (the "Company"), and T. Scott Cobb (the "Executive").

         Introduction. The Executive currently is an employee of the Company and serves as the President and Chief Executive Officer of the Company. The Board of Directors of the Company (the "Board") considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board has determined that securing the Executive's continued services for the benefit of the Company will promote such interests. The Board has authorized the Company to enter into this Agreement, which sets forth the terms and conditions of the Executive's continued employment with the Company. Based on the foregoing, and in consideration of the premises and the mutual covenants and agreements contained herein, the Company and the Executive hereby agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

         2. Employment Period. The Company agrees to continue the Executive in its employ, and the Executive agrees to remain an employee of the Company, for a period beginning on the Effective Date and ending on September 30, 2006, provided that unless either party gives written notice to the contrary at least 30 days prior to the third anniversary of this Agreement (i.e., October 1, 2005) or any anniversary thereafter, the employment period shall be automatically extended for an additional year so that the remaining term shall always be, unless such written notice is given, two years from such anniversary (the "Employment Period").

         3.       Positions and Duties.

                  (a) During the Employment Period, the Executive shall continue to serve, in name and in fact, as the President and Chief Executive Officer of the Company and shall have such authority, duties, and responsibilities as are customarily associated with such positions. During the Employment Period, it is contemplated that the Executive will be asked to assume the additional position of Chairman of the Board of the Company. In addition, the Executive shall serve, if elected or appointed, as a director or officer of any of the Company's subsidiaries and affiliates. During the Employment Period, the Executive shall be entitled, but not obligated, to relinquish one or more of his positions with the Company as part of a management succession plan that is approved by the Board and is acceptable to the Executive.

                  (b) During the Employment Period, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the Company's business and affairs and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, to use the Executive's reasonable best efforts to perform faithfully and efficiently these responsibilities. The Executive may (1) serve on corporate, civic, or charitable boards or committees, (2) deliver


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lectures, fulfill speaking engagements, or teach at educational institutions,
(3) manage personal investments, and (4) undertake any other non-employment activities, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of these activities (or the conduct of activities similar in nature and scope) after the Effective Date shall not be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         4.       Compensation.

                  (a) Base Salary. The Executive shall receive from the Company a base salary of $450,000 during the first year, $500,000 during the second year, $550,000 during the third year, and $600,000 during the fourth year of the Employment Period (the "Base Salary"). The Company shall pay the Base Salary to the Executive in substantially equal periodic installments not less frequently than monthly during the Employment Period. The Compensation Committee of the Board (the "Committee") shall review the Base Salary at least annually during the Employment Period and shall increase the Base Salary at any time and from time to time as determined by the Committee. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be decreased at any time during the Employment Period.

                  (b) Annual and Other Bonuses. During the Employment Period, the Executive shall be entitled to receive from the Company an annual bonus (prorated for any fiscal year of the Company during which the Executive is employed for only a portion thereof) and any other bonus pursuant to any bonus, profit sharing, or other incentive plan or program approved by the Board or the Committee. The target annual bonus for the Executive shall be an amount that is not less than 50% of the Base Salary during the fiscal year with respect to which the bonus is payable. The Company shall pay to the Executive any annual bonus awarded to the Executive within 60 days after the end of the fiscal year with respect to which the bonus is payable; provided, however, that if the Company's annual bonus plan or program consists of quarterly performance benchmarks, and if all the performance benchmarks for the first, second, or third quarter of the fiscal year are met (as determined by the Committee), the Company shall pay to the Executive an amount equal to 25% of his target annual bonus for the fiscal year within 60 days after the end of such quarter, subject to the Company's receipt from the Executive of written assurance that he will repay to the Company such portion of the bonus in the event that all the performance benchmarks for the entire fiscal year are not met (as determined by the Committee). The Company shall pay to the Executive any other bonus awarded to the Executive within 10 days after such bonus is approved by the Board or the Committee. The Executive's receipt of an annual bonus for any fiscal year shall not preclude him from receiving any other bonus from the Company during or with respect to the same fiscal year.

                  (c) Incentive, Savings, and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in, and receive all benefits in accordance with, any and all incentive, savings, and retirement plans and programs (including, without limitation, all stock option, stock appreciation right, restricted stock, other stock-based incentive, deferred compensation, pension, profit sharing, employee stock ownership, employee savings, and other similar plans and programs) maintained by the Company for its key executives.

                  (d) Welfare Benefit Plans. During the Employment Period, the Executive and his dependents shall be entitled to participate in, and shall receive all benefits in accordance with, any and all welfare benefit plans, programs, and policies (including, without limitation, all


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medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance plans and policies) maintained by the Company for its key executives.

                  (e) Expenses. During the Employment Period, the Executive shall be entitled to receive from the Company prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the expense reimbursement policy maintained by the Company for its key executives.

                  (f) Fringe Benefits. During the Employment Period, the Executive shall be entitled to receive all fringe benefits from the Company in accordance with any and all fringe benefit plans, programs and policies maintained by the Company for its key executives.

                  (g) Vacation and Sick Leave. During the Employment Period, the Executive shall be entitled to paid vacation and sick leave in accordance with any and all vacation and sick leave plans, programs, and policies maintained by the Company for its key executives.

         5. Termination. The Executive's employment with the Company may be terminated during the Employment Period only in accordance with the provisions of this Section 5.

                  (a) Death. The Executive's employment with the Company shall terminate automatically in the event of his death.


                  (b) Disability. The Company may terminate the Executive's employment by reason of, and after having established, his Disability as defined in this Section 5(b). For the purposes of this Agreement, the term "Disability" means a physical or mental disability which, after the expiration of more than 180 days after its commencement, is determined to be total and permanent by a physician who is selected by the Company or its insurers and is acceptable to the Executive or his legal representative.

                  (c) Cause. The Company may terminate the Executive's employment for Cause as defined in this Section 5(c). For the purposes of this Agreement, the term "Cause" means:

                           (1)      any act or acts of dishonesty by the
Executive that are intended to result in substantial personal enrichment;

                           (2)      repeated material violations by the
Executive of his obligations under Section 3 of this Agreement that (i) are demonstrably willful and deliberate on the Executive's part, (ii) occur other than as a result of incapacity due to the Executive's physical or mental illness, (iii) result in demonstrably material economic injury to the Company, and (iv) are not remedied by the Executive within a reasonable period after receipt of written notice from the Company specifying such breach; or

                           (3)      the conviction of the Executive of, or the
entry by the Executive of a plea of guilty or nolo contendere to a charge of, any crime constituting a felony.

Notwithstanding the foregoing, "Cause" shall not be deemed to exist unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by 75% of the members of the Board at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the



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Executive has engaged in the conduct set forth in this Section 5(c) and specifying the particulars in detail.

                  (d) Executive. During the Employment Period, the Executive may terminate his employment with the Company for any or no reason.


                  (e) Termination Notice. Any termination of the Executive's employment during the Employment Period either by the Company by reason of his Disability or for Cause or by the Executive shall be communicated by a Termination Notice, as defined in this Section 5(e), given by the terminating party to the other party in accordance with Section 11(b) hereof. For the purposes of this Agreement, a "Termination Notice" means a written notice that (1) indicates the specific termination provision of this Agreement relied upon; (2) for a termination pursuant to Section 5(b) or 5(c) hereof, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment under the provision so indicated; and (3) for a termination pursuant to Section 5(b), 5(c) or 5(d) hereof, specifies the Termination Date as defined in Section 5(f) hereof.

                  (f) Termination Date. For the purposes of this Agreement, the term "Termination Date" means the date on which the Executive's employment with the Company terminates hereunder. The Termination Date, as applicable, shall be (1) the date on which the Executive dies, (2) 180 days after the Executive receives the Termination Notice if his employment is terminated by reason of his Disability, (3) the date on which the Executive receives the Termination Notice if his employment is terminated for Cause, or (4) 90 days after the Company receives the Termination Notice if the Executive terminates his employment.

                  (g) Consequences of Termination. If the Executive's employment is terminated in accordance with the provisions of this Section 5, the Company shall have no further obligation after the Termination Date to the Executive or his estate or legal representative under this Agreement other than the obligations accrued hereunder at the Termination Date.

         6.       Confidentiality.


                  (a) From and after the Effective Date, the Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information, as defined in Section 6(a) hereof, obtained by the Executive during his employment with the Company. From and after the Effective Date, except as specifically provided in Section 6(c) hereof, the Executive shall not reveal, divulge, or otherwise disclose any Confidential Information to any person or entity and shall not use or make use of any Confidential Information in connection with any activity. The Executive's obligations under this Section 6 shall survive and not be affected by the expiration of the Employment Period or the termination of the Executive's employment.

                  (b) For the purposes of this Agreement, the term "Confidential Information" means any non-public, proprietary information relating to the Company or any of its subsidiaries or other affiliates and their respective businesses that may provide the Company with a competitive advantage, including, without limitation, any trade secrets, supplier lists, details of supplier contracts, customer lists, details of customer contracts, current or anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product or service development techniques or plans, computer software programs (including any object codes and source codes), data and documentation, database technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, designs, formulas, flow charts, compilations,


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devices, methods, techniques, processes, financial information, business acquisition plans or strategies, employee compensation and benefits information, and new personnel acquisition plans or strategies; provided, however, that Confidential Information shall not include any information that is available to the general public or is generally available within the relevant business or industry other than as a result of the Executive's breach of this Section 6. Confidential Information may exist in any form or medium, including, without limitation, physical documents and records, computer files, drives or discs, microfilm, microfiche, videotapes, oral communications, audiotapes, and digital recordings.

                  (c) Notwithstanding the foregoing, (1) the Executive may disclose and use Confidential Information if, but only to the extent that, it is necessary to properly perform his duties and responsibilities on behalf of the Company in the ordinary course of business; and (2) the Executive may disclose Confidential Information if, but only to the extent that, it is required to respond to an order or legal process issued by a court or other body having jurisdiction, provided that the Executive shall give the Company prior written notice of any such order or legal process to enable the Company to seek an appropriate protective order before any such required disclosure is made.

         7.       Non-Competition.

                  (a) From the Effective Date to and including the date that is one year after the earlier to occur of the expiration of the Employment Period or the termination of the Executive's employment with the Company (the "Non-Competition Period"), the Executive shall not, directly or indirectly, own, manage, operate, control, join, be employed by, be retained as an advisor, consultant, or contractor by, or participate in the ownership, management, operation, or control of, or be connected in any manner (including, without limitation, holding the position of shareholder, partner, member, investor, director, officer, employee, advisor, consultant, or contractor) with any Competitor as defined in Section 7(b) hereof; provided, however, that the Executive may invest in the stock, bonds, or other securities of any corporation or other entity (but without participating in the business thereof) which has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, so long as the Executive's investment does not exceed 5% of the outstanding shares of such stock or other securities or 5% of the outstanding aggregate principal amount of such bonds. The Executive's obligations under this Section 7 shall survive and not be affected by the expiration of the Employment Period or the termination of the Executive's employment.

                  (b) For the purposes of this Agreement, the term "Competitor" means any corporation or other entity that engages, in whole or in part, in any business in which the Company or any of its affiliates is engaged at any time during the Non-Competition Period in any geographic area in which the Company or any of its affiliates conducts such business.

         8. Return of Materials. Promptly after the earlier to occur of the expiration of the Employment Period or the termination of the Executive's employment, the Executive shall return to the Company (a) any and all books, records, manuals, notebooks, reports, files, lists, letters, memoranda, notes, statements and other materials, whether prepared by the Executive or others, and regardless of the medium in which they are presented or stored, relating or referring in any way to the Company or its business or affairs, except that the Executive may retain his calendars, diaries, and rolodexes (whether in electronic form or otherwise), and (b) any and all other property owned or provided by the Company in connection with the Executive's service as an employee and officer of the Company or otherwise. The Executive's obligations under this


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Section 8 shall survive and not be affected by the expiration of the Employment
Period or the termination of the Executive's employment.

         9. Indemnification. If the Executive is made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another corporation or a partnership, joint venture, trust, employee benefit plan, or other enterprise (including service on a committee for any lawful purpose), the Company shall, to the fullest extent legally permitted or authorized by the most favorable to the Executive of the Company's charter, the Company's bylaws, the laws of the State of Tennessee, or any indemnification agreement between the Company and the Executive, in each case as in effect on the Effective Date and as may be amended hereafter, (a) indemnify the Executive and his legal representatives, executors, administrators, distributees, legatees, and heirs against any and all judgments, settlements, penalties, fines, excise taxes assessed with respect to employee benefit plans, reasonable expenses (including legal fees and expenses), and other liabilities incurred in such action, suit, or proceeding, and (b) pay for all reasonable expenses (including legal fees and expenses) incurred by the Executive and his legal representatives, executors, administrators, distributees, legatees, and heirs in advance of the final disposition of such action, suit, or proceeding. The Company's obligations under this Section 9 shall survive and not be affected by the expiration of the Employment Period or the termination of the Executive's employment.

         10. Insurance. The Company shall purchase and maintain, at its sole expense, insurance covering the Executive against liabilities asserted against or incurred by the Executive in his capacity as a director or officer of the Company or, if requested to serve in such capacity by the Company, as a director, officer, partner, trustee, employee, or agent of another corporation or a partnership, joint venture, trust, employee benefit plan, or other enterprise (including service on a committee for any lawful purpose), to the same extent that the Company provides such insurance coverage for its other executive officers. The Company's obligations under this Section 10 shall survive and not be affected by the expiration of the Employment Period or the termination of the Executive's employment.

         11.      Miscellaneous Provisions.

                  (a) Entire Agreement. This Agreement constitutes the entire understanding between the Company and the Executive and is a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior negotiations, understandings, agreements, and arrangements, whether written or oral, and whether express or implied, between the Company and the Executive with respect to the subject matter hereof, all of which prior negotiations, understandings, agreements, and arrangements are hereby rendered null, void and of no further force or effect.

                  (b) Notices and Other Communications. All notices and other communications provided for in this Agreement shall be made in writing, shall be addressed to the receiving party as set forth below, and shall be delivered either in person, by FedEx Express, UPS, or any other nationally recognized express delivery service, or by the United States mail, return receipt requested. For the purposes hereof, the addresses of the parties are as follows:

                           Company: SCB Computer Technology, Inc.
                                    3800 Forest Hill-Irene Road, Suite 100


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                                    Memphis, TN 38125
                                    Attention: Board of Directors

                     Executive:     T. Scott Cobb
                                    8724 Southwind Drive
                                    Memphis, TN 38125

Any party may change its address for the purposes hereof by notifying the other party of such change in the manner provided for herein. All notices and other communications shall be effective upon their actual receipt.

                  (c) Amendment. This Agreement may be altered, amended, modified, or changed (other than any waiver which shall be effective only if made in accordance with Section 11(d) hereof) only by a written agreement executed by the Company and the Executive.

                  (d) Waiver. No provision of this Agreement may be waived by any party hereto unless such waiver is set forth in a written agreement executed by the waiving party. The waiver of any breach of any provision of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other provision of this Agreement.

                  (e) Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid, or unenforceable, such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid, or enforceable. If the court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid, or unenforceable, such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

                  (f)      Assignment; Enforceability.


                           (1)      This Agreement shall inure to the benefit
of, and shall be enforceable by and against, the Company and its successors and assigns. This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is not the surviving or resulting corporation or other entity or as a result of any transfer of all or substantially all the assets of the Company. In the event of any such merger, consolidation, or asset transfer, the provisions of this Agreement shall be binding upon the corporation or other entity surviving or resulting from such merger or consolidation or the person or entity to which such assets are transferred. Concurrently with any such merger, consolidation, or asset transfer, the Company shall cause the successor or transferee and the ultimate parent company (if any) of such successor or transferee to absolutely and unconditionally assume and agree to perform all the obligations of the Company under this Agreement by a written instrument that is satisfactory in form and substance to the Executive.

                           (2)      This Agreement is personal to the Executive
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and shall be enforceable by and against, the Executive and his legal representatives, executors, administrators, distributees, legatees, heirs and permitted assigns. If the Executive dies while any amount would be payable or any benefit would be distributable to the Executive hereunder had the Executive continued to live, all such amounts and benefits, unless otherwise provided


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herein, shall be paid and provided in accordance with the provisions of this
Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

                  (g)      Rights and Remedies.

                           (1)      If the Executive breaches or threatens to
breach any covenant in Section 6, 7 or 8 of this Agreement, or if the Company breaches or threatens to breach any covenant in Section 9 or 10 of this Agreement, the non-breaching party shall have the right and remedy to enjoin, preliminarily and permanently, the breaching party from breaching or threatening to breach such covenant and to have such covenant specifically enforced by any court of competent jurisdiction, it being understood and agreed by the parties that any such breach or threatened breach would cause irreparable injury to the non-breaching party and that monetary damages would not provide an adequate remedy to the non-breaching party.

                           (2)      The rights and remedies of the parties under
this Agreement shall be independent of each other, shall be severally enforceable, and shall be in addition to (and not in lieu of) any and all other rights and remedies available to the parties at law or in equity.

                  (h) Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Tennessee without regard to the conflicts-of-laws provisions thereof.

                  (i) Multiple Counterparts. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same Agreement.


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         IN WITNESS WHEREOF, this Agreement is executed and delivered on behalf of the Company and by the Executive as of the Effective Date.


                                          SCB COMPUTER TECHNOLOGY, INC.



                                          By: /s/ Jack R. Blair
                                             -------------------------------
                                             Jack R. Blair
                                             Chairman of the Board



                                              /s/ T. Scott Cobb
                                             -----------------------------------
                                             T. Scott Cobb


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